Exhibit 10.4

AMENDED AND RESTATED

NEWCOMM WIRELESS SERVICES, INC.

SHAREHOLDERS AGREEMENT

April 20, 2005

AMENDED AND RESTATED

NEWCOMM WIRELESS SERVICES, INC.

SHAREHOLDERS AGREEMENT

THIS AMENDED AND RESTATED NEWCOMM WIRELESS SERVICES, INC. SHAREHOLDERS AGREEMENT (this “Agreement”) is made as of April 20, 2005, by and among TEM Puerto Rico, Inc. (as a successor in interest of Telefonica Larga Distancia de Puerto Rico, Inc), a corporation organized and existing under the laws of the Commonwealth of Puerto Rico (“TEMPR”), ClearComm, L.P., a Delaware limited partnership (“ClearComm”), Syndicated Communications Venture Partners IV, L.P., a Delaware limited partnership (“Syncom”), Fleet Development Ventures, LLC, a Massachusetts limited liability company (“Fleet”), Opportunity Capital Partners IV, L.P., a Delaware limited partnership (“Opportunity”), Power Equities, Inc., a Delaware corporation (“Power”, collectively with Fleet and Opportunity, the “Fleet Syndicate”), any Person who becomes a shareholder of the Company after the date hereof and NewComm Wireless Services, Inc., a corporation organized and existing under the laws of the Commonwealth of Puerto Rico (the “Company”) (TEMPR, ClearComm, Syncom and the Fleet Syndicate are sometimes individually referred to as a “Shareholder” and collectively referred to as the “Shareholders”).

WHEREAS, TEMPR, ClearComm, Syncom, Fleet, Opportunity and Power entered into that certain joint venture agreement dated February 4, 1999, as amended (the “Joint Venture Agreement”), that provided for the creation, initial capitalization and operation of the Company;

WHEREAS, given the current situation of the Company and in consideration of the mutual promises and covenants amongst the Shareholders, the aforementioned parties have decided to terminate the Joint Venture Agreement and all the parties hereto have agreed to provide for, among other things, the ownership, control and governance of the Company in a more adequate way according to such new situation;

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used in this Agreement shall, unless expressly stated otherwise, have the meanings specified in this Article I.

“Affiliate” shall mean, with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person.  For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by representation on the Board of Directors, management committee or similar governing body, by contract or otherwise.

“Agreement” shall mean this Shareholders Agreement, as the same may be amended or restated from time to time hereafter.

“Articles of Incorporation” shall mean the Articles of Incorporation of the Company, as amended.

“Business” shall have the meaning set forth in Section 2.1 hereof.

“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in any of the City of New York, New York United States of America or San Juan, Puerto Rico.

 “Company Officer” shall mean an Officer of the Company (including, without limitation, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Director of Finance and the Chief Operating Officer of the Company).  For purposes of this Agreement, an individual shall be deemed a “Company Officer” or an “Officer of the Company” if he meets the definition of “Officer” with respect to the Company, notwithstanding the fact that he is not formally elected as an officer within the meaning of the Articles of Incorporation.

“Competing Enterprise” shall mean any Person conducting personal communications service networks similar to those operated by the Company.

“Directors” shall mean the members of the board of directors of the Company.

“Effective Date”  shall mean the date hereof.

“Exchange Act” shall mean the United States Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“FCC” shall mean the Federal Communications Commission.

“Fiscal Year” shall mean the fiscal year of the Company, which shall be the calendar year.

“GAAP” means generally accepted accounting principles and practices in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of the report.

“Governmental Authority” shall mean, with respect to any party, any United States federal, state, commonwealth or local or any foreign federal, state, commonwealth or local government, governmental, regulatory, or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body, having jurisdiction over such party or its assets.

“Honorary Directors” shall have the meaning set forth in Section 3.1(a).

“Indemnitee” shall have the meaning set forth in Section 8.2.

“Law(s)” shall mean any statute, law, rule, regulation, ordinance, judgment, Code, order, other requirement or rule of law of any country or any state, commonwealth, province, locality, region or area therein, or any other jurisdiction.

“Licenses” shall mean each license, permit, authorization and concession granted by any Person and held by the Company relating to the Business, including but not limited to, the PCS licenses for the 1902.5-1910.0 and 1982.5-1990.0 MHZ bands for the San Juan, Puerto Rico (B488) and Mayaguez-Aguadilla-Ponce, Puerto Rico (B489) basic trading areas.

 “Minimum Number” shall mean all of the issued and outstanding Shares held by the Selling Shareholders; provided that such shares have an aggregate estimated disposition price (before deduction of underwriting discounts and expenses of sales) of at least Forty Million Dollars ($40,000,000.00) (but in no event in an initial public offering less than an amount to create a viable public trading market).

“Nasdaq” shall have the meaning set forth in Section 8.4.

“Network” shall mean a 1900 MHz band PCS network in Puerto Rico associated with the Licenses.

“Notice of Transfer” shall have the meaning set forth in Section 6.2(a).

“Officer” (whether or not such term is capitalized) shall mean an individual with significant responsibilities for operations or policy making duties for any Person that is not an individual.

“Optionees” shall have the meaning set forth in Section 6.2(a).

“Order” shall mean any decree, determination, injunction, judgment, order, or writ of any arbitrator or Governmental Authority.

“Original Shares”, shall mean the shares owned by each Shareholder as of the date hereof, as set forth in Exhibit A.

 “Other Shareholders”, shall mean the Shareholders other than TEMPR at the Effective Date, as set forth in Exhibit A.

“Person” shall mean any individual, partnership, firm, corporation, limited liability company, joint venture, association, trust, unincorporated organization or any other entity.

“Piggyback Shares” shall have the meaning set forth in Section 8.2(a).

“Piggyback Registration” shall have the meaning set forth in Section 8.2(a).

“Pro Rata Share” means, with respect to any Shareholder, on a fully diluted basis, the percentage equal to (i) the number of Shares owned by such Shareholder divided by (ii) the aggregate Shares owned by the other Shareholders (excluding the Transferring Shareholder).

“Proposal” shall have the meaning set forth in Section 6.2(a).

“Puerto Rico” shall mean the Commonwealth of Puerto Rico.

“Purchasing Party” shall have the meaning set forth in Section 6.2(a).

“Registrable Shares” shall have the meaning set forth in Section 8.1.

“Sale Agreement” means the agreement dated as of March 12, 2002 by and among TEMPR (as a successor in interest of Telefónica Larga Distancia de Puerto Rico, Inc), ClearComm, Syncom, the Fleet Syndicate and the Company, providing for the Transfer of Shares of the Company, upon the delivery of a sale notice in accordance with the terms thereof which, as of the date hereof, is in force with no amendments.

“SEC” shall mean the United States Securities and Exchange Commission.

 “Securities Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Shareholders” shall have the meaning set forth in Section 8.1(a).

“Shares” shall mean all issued and outstanding shares of the Company.

“Stock Purchase Agreement” shall mean the Stock Purchase Agreement, dated March 12, 2002, among TEMPR (as a successor in interest of Telefónica Larga Distancia de Puerto Rico, Inc), and ClearComm, as amended.

“Subsidiary” or “Subsidiaries” shall mean the Persons in which the Company, at any time, directly or indirectly, beneficially owns an equity interest greater than or equal to 50%, or which the Company, at any time, directly or indirectly, controls.

“Territory” shall mean Puerto Rico.

“Transfer” shall mean to sell, assign, transfer, give, encumber, pledge, hypothecate or in any other way dispose of.

“Transferring Shareholder” shall have the meaning set forth in Section 6.2(a).

“Violation” shall have the meaning set forth in Section 8.2.

ARTICLE II

THE COMPANY; CONVERSION OF OUTSTANDING SHARES

2.1                                 Purpose.  The Company is a wireless telecommunications service provider operating the Network throughout the Territory (the “Business”).

2.2                                 No Partnership.  Nothing in this Agreement shall be construed as creating among the Shareholders a partnership, joint venture, fiduciary or other similar relationship not expressly provided for herein.

2.3                                 Effectiveness.  This Agreement shall be effective as of the Effective Date.

2.4                                 One Class of Shares.  Upon the Effective Date, the Shareholders shall cause the Certificate of Incorporation of the Company to be amended to provide that the Company shall have only one class of Shares outstanding, each Share of which shall be entitled to one vote and which shall be issued to the Shareholders in exchange for the outstanding Shares held by them in such amounts as to reflect their respective economic interests in the Company.

ARTICLE III

MANAGEMENT OF THE COMPANY

3.1                                 Board of Directors.  Each Shareholder hereby agrees to vote all of its Shares in favor of any action necessary to implement or effectuate the intent of this Agreement, including, without limitation, the purposes set forth in this Section 3.1.

(a)                                  Number of Directors; Voting for Directors.

(a1)                            On the Effective Date, the authorized number of Directors of the Company shall be established at six (6) Directors and each of ClearComm and TEMPR shall have the right to designate Directors as follows:

(i)                                     two (2) persons shall be designated by TEMPR and the Shareholders shall vote all of their Shares in favor of such nominees; and

(ii)                                  four (4) persons shall be designated by ClearComm.

 (a2)                         On the closing date of the Stock Purchase Agreement, or at any other date when TEMPR for whatever reason becomes the holder of more than 50% of the Shares, the authorized number of Directors of the Company shall be established at seven (7) Directors and each of ClearComm and TEMPR shall have the right to designate Directors as follows:

(iii)                               four (4) persons shall be designated by TEMPR and the Shareholders shall vote all of their Shares in favor of such nominees; and

(iv)                              three (3) persons shall be designated by ClearComm (one (1) of which must be a director of SuperTel Communications Corp.) and the Shareholders shall vote all of their Shares in favor of such nominees.  ClearComm shall further have the right to designate up to three honorary directors (the “Honorary Directors”) who shall be entitled to attend all meetings of the Board of Directors but shall have no voting or other rights to participate in the meetings.

(b)                                 Term.  Each Director shall hold office for one year, renewable, or until his or her death, resignation, or his or her successor has been duly appointed as set forth herein and in the bylaws of the Company.

(c)                                  Vacancies.  In the event that any Director designated hereunder by any of the Shareholders for any reason ceases to serve as a member of the Board of Directors during, or upon the expiration of, his or her term of office, the resulting vacancy on the Board shall be filled by a representative designated by the Shareholder entitled to designate such Director pursuant to Section 3.1(a) above.

(d)                                 Removal of Directors.  The removal of any director from the Board of Directors shall be made in accordance with the procedure for the removal of directors set forth in Section 3(c) of the bylaws of the Company, or any successor section thereof setting forth the procedures for the removal of directors.  The Company shall reimburse each Director and the Honorary Directors for their customary and reasonable expenses incurred in attending the meetings of the Board of Directors.

3.2                                 Chairman of the Board of Directors.  The Board of Directors shall elect as its Chairman one of the Directors designated by ClearComm, as long as Section 3.1.(a1) applies, or by TEMPR, when Section 3.1.(a2) applies.

3.3                                 Board Meetings.  The Board of Directors shall hold regular meetings once every quarter, for a total of four (4) regular meetings per year at the principal offices of the Company.  Any two (2) of the Directors designated by TEMPR or a majority of the Directors designated by ClearComm may call a special meeting upon at least five (5) Business Days’ prior written notice to the other Directors, specifying the date, time, place and agenda of the meeting; provided, however, that meetings may be called upon shorter notice with the unanimous consent of all of the Directors.  Meetings of the Board of Directors shall be conducted in English and shall be held at the principal office of the Company or in any other place (or country) specified in the notice.  Directors may participate in such meetings by means of a conference telephone or similar means of communication if all persons participating in such meeting are able to hear each other at all times, and any Director participating in such manner shall be deemed to be present at such meeting.  The Company’s Secretary shall be responsible for taking minutes of the meetings and safekeeping them on behalf of the Company.  The Company shall deliver a copy of the minutes of each meeting of the Board of Directors to each Director, promptly after each such meeting is held in sufficient time to permit revisions of the same prior to the next meeting of the Board of Directors at which time the minutes shall be presented for formal approval.  A resolution in writing and in English (in one or more counterparts), signed by all of the Directors, shall be as valid and effectual as if passed with a meeting of the Directors duly convened and held.

3.4                                 Indemnification.  Neither the Company nor the Shareholders shall amend the provisions of the Company’s Articles of Incorporation or its bylaws to eliminate or reduce the indemnification provided for all directors and such provisions as written shall be regarded as a binding obligation of the Company to indemnify each director as set forth therein.

3.5                                 Quorum; Voting Requirement for Action.  A majority of the Directors shall constitute a quorum for purposes of a meeting of the Board of Directors.  All actions of the Company shall require the affirmative vote of at least a majority of the Directors present at a meeting of the Board of Directors, except as otherwise provided herein or unless otherwise required by applicable Law.

3.6                                 Super Majority Board Matters.  The approval of at least a majority of the Directors which must include the affirmative vote of at least one of the Directors designated by ClearComm (who must also be a director of SuperTel Communications Corp.) and the affirmative vote of at least one of the Directors designated by TEMPR is required to approve:

(a)                                  the liquidation, dissolution or winding up of the Company’s business operations;

(b)                                 the sale, exchange or other disposition of all or substantially all of the Company’s assets, business or any of the Licenses;

(c)                                  the merger, spin-off, strategic alliance or other business combination or reorganization of the Company with any corporation, partnership, limited liability company or other entity;

(d)                                 any material change in the nature of the Business;

(e)                                  the issuance of any shares of capital stock (or any security convertible into or exchangeable for shares of capital stock or securities granted to the holder of an option to acquire any such shares of capital stock) to any person or entity, including persons who are then Shareholders, or the addition of any new shareholder of the Company, provided that only a majority vote shall be required to approve issuances of capital stock (i) as may be necessary from time to time to fund cash flow deficiencies not in excess of $12.9 million in 2005, $15.8 million in 2006 and $17.4 million in 2007, in the aggregate per year and (ii) as may be necessary for TEMPR to own 50.1% of the issued and outstanding equity interest of the Company on a fully-diluted basis in accordance with Section 2.01 of the Stock Purchase Agreement;

(f)                                    the redemption of all or part of the Shares outstanding or the prepayment of any debt securities;

(g)                                 except as may be required in the ordinary course of the Business consistent with prior practice, the incurrence of any indebtedness in excess of Three Million Dollars ($3,000,000) in any single transaction, consent to which shall not be unreasonably withheld;

(h)                                 except as may be required in the ordinary course of the Business consistent with prior practice, the granting of any mortgage or deed of trust or the placing of any other lien or encumbrance on the assets of the Company or any portion thereof that exceeds Three Million Dollars ($3,000,000) in value, to secure any loan except as otherwise provided herein, and provided that consent to such action shall not be unreasonably withheld;

(i)                                     except as may be required in the ordinary course of the Business consistent with prior practice, the making of a single expenditure in excess of Five Million Dollars ($5,000,000), consent to which shall not be unreasonably withheld;

(j)                                     the approval of any dividend distribution to Shareholders in excess of the net income for the year of the distribution, net of any prior year losses;

(k)                                  any transaction between the Company and a Shareholder or an Affiliate of such Shareholder or Officer of a Shareholder or of an Affiliate of a Shareholder;

(l)                                     the annual strategic business plan and operating budgets for each fiscal year and any variations or modifications which individually or in the aggregate exceed ten percent of the operating budget for such annual period; in this respect, the parties acknowledge that the Company and ClearComm have proposed an annual budget and business plan to the meeting of the board of directors of the Company held on November 30, 2004, which has been adopted by such board as of such date and is attached as Exhibit B;

(m)                               the appointment of the general manager, the chief financial officer and all directors of each division of the Company, as well as the compensation of each such person, consent to which shall not be unreasonably withheld;

(n)                                 the engagement of a new marketing consultant and the subsequent approval of marketing strategies, promotions, advertising and product development different from those in effect on the date hereof, consent to which shall not unreasonably be withheld;

(o)                                 any modification to the Certificate of Incorporation or bylaws of the Company; and

(p)                                 a change in outside attorneys or auditors.

Any proposed amendment, modification or waiver of all or any portion of this Section 3.6 shall be deemed to be an amendment of this Agreement and shall therefore be subject to the voting requirements for amendments to this Agreement set forth in Section 12.6 hereof.

3.7                                 Executive Officers.  The number and types of employees hired, retained or dismissed by the Company shall be consistent with the scope of the operations of the Company.

The parties acknowledge that (i) Mr. Javier Lamoso has been designated as the general manager of the Company, and the directors of each division are those listed in Exhibit C attached hereto; (ii) TEMPR will have the right to appoint a new general manager and new directors of each division when Section 3.1.(a2) applies; (iii) the Company shall maintain its current chief financial officer in place until the later of December 31, 2005 or such date on which the Board of Directors approves a new chief financial officer in accordance with the following clause (iv); and (iv) TEMPR shall have the right to nominate the chief financial officer of the Company, as long as Section 3.1.(a1) applies, and ClearComm shall have the right to nominate the chief financial officer of the Company, as long as Section 3.1.(a2) applies, subject to the approval of the Board, which shall not be unreasonably withheld or delayed (the sole basis for a reasonable objection shall relate to the qualifications of the nominee). The Company shall retain the right to dismiss the chief financial officer at any time for just cause, in which case, the appointing party will have the sole right to nominate a new chief financial officer for approval by the Board of Directors. The appointing party will have the right to directly consult and communicate with the chief financial officer.

ARTICLE IV

SHAREHOLDERS MEETINGS

4.1                                 Annual Meeting of the Shareholders.  The annual meeting of the Shareholders of the Company shall be held at such time and at the principal offices of the Company or at such other place in the domicile of the Company as the Board of Directors shall designate in the notice of annual meeting.

4.2                                 Notice of Annual Meeting of the Shareholders.  Notice of the annual meeting of the Shareholders shall be served in writing, via telecopy or registered mail, by the Secretary of the Company, no less than fifteen (15) days prior to the date of the said meeting.  The attendance by a Shareholder at the said meeting shall constitute a waiver of all right to object to the form or timeliness of the notice thereof.

4.3                                 Special Meetings of the Shareholders.  Special meetings of Shareholders may be called at any time at the principal office of the Company by a majority of the Directors designated by  ClearComm, as long as Section 3.1.(a1) applies, or by TEMPR, when Section 3.1.(a2) applies, and shall be called by a majority of the Directors at the request of Shareholders owning (in the aggregate) more than thirty-five percent (35%) of the issued and outstanding Shares.  Notice of such special meeting shall conform to the requirements provided in Section 4.2 hereof; but such notice shall set forth the purpose for which the meeting is called, and no other business shall be permitted to be transacted at such meeting unless the consent of the holders of thirty-five percent (35%) of the issued and outstanding Shares is first obtained, except in those instances where the provisions of this Agreement provide that a vote of a lower percentage of the issued and outstanding Shares is required to approve the other business in question (in which instances such lower percentage of the issued Shares may consent to the transaction of such other business).  All special meetings of the shareholders shall be held at the principal offices of the Company or at such other place in the domicile of the Company as specified in the notice of special meeting.

4.4                                 Proceedings at Meetings of the Shareholders.  Meetings of the Shareholders shall be conducted in English.  Shareholders may participate in such meeting by means of a telephonic conference call or similar means of communication if all persons participating in such meeting are able to hear each other at all times, and any Shareholder participating in such meeting shall be deemed to be present at such meeting.  A resolution in writing in English (in one or more counterparts), signed by all of the Shareholders, shall be as valid and effectual as if passed with a meeting of Shareholders duly convened and held.

4.5                                 Quorum.  A quorum for the transaction of business at a meeting of the Shareholders shall be fifty percent (50%) of the issued Shares.

4.6                                 Required Vote.  The affirmative vote of the holders of more than fifty percent (50%) of the quorum shall be required for all actions by the Shareholders except in those instances where the provisions of this Agreement provide that a vote of a higher percentage of the issued Shares is required for the action in question, including, but not limited to the Super Majority Matters set forth in Section 4.7 below and amendments to this Agreement as set forth in Section 12.6 hereof.  Nothing set forth in this Section shall conflict with the requirements applicable to Section 3.6 hereof nor shall this Section 4.6 be construed as permitting any vote or action by the Shareholders to override the terms of Section 3.6 hereof.

4.7                                 Super Majority Matters.  The following actions (each, a “Super Majority Matter”) shall require the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the issued Shares:

(a)                                  the dissolution or liquidation of the Company;

(b)                                 the commencement by the Company or any of its subsidiaries of a case, proceeding or other action under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar Person for the Company or any of its subsidiaries; and

(c)                                  any modification in the number of members to be designated by the Shareholders to serve on the Board of Directors of the Company.

ARTICLE V

FINANCIAL STATEMENTS

5.1                                 Maintenance of Records.  The Company will maintain correct and complete books, records and accounts in which complete, correct and timely entries are made of all of its business transactions pursuant to a system of accounting established and administered in accordance with GAAP and will set aside on its books all such proper accruals and reserves as shall be required under GAAP.

5.2                                 Information Obligations. The Company will deliver to TEMPR, as long as Section 3.1.(a1) applies, or to ClearComm, when Section 3.1.(a2) applies:

(a)                                  within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet and a statement of shareholder’s equity and a statement of cash flows as of the end of such year, each to be prepared in accordance with GAAP;

(b)                                 within thirty (30) days after the end of each month, an unaudited income statement, statement of cash flows and balance sheet for and as of the end of such month prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end adjustments);

(c)                                  within forty-five (45) days as of the end of each quarter, an unaudited income statement, statement of cash flows, a balance sheet and a statement of shareholder’s equity for and as of the end of such quarter, prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end adjustments);

(d)                                 within thirty (30) days after submission, a copy of any management letters and documents submitted to auditors; and

(e)                                  within a commercially reasonable period of time after request by ClearComm or TEMPR, as applicable, such other information as it may reasonably request. In the event that the information requested by ClearComm or TEMPR, as applicable, pursuant to clause (e), is not customarily produced for the management of the Company or its board of directors, then such information, subject to prior notice from the Company that such information is not customarily produced for the management and as to the estimated cost of its production, may be provided at the expense of the party requesting such information.

In the event that ClearComm or TEMPR, as applicable, does not receive each or all of the reports, filings and notifications described above, such party shall promptly notify the Company.  If the Company fails to deliver such reports within ten (10) days after receipt of such written notice, then such party shall have the right and authority, at the Company’s sole expense, to request an audit of the Company by an accounting firm designated by such party.

ARTICLE VI

RESTRICTIONS ON ISSUANCE AND TRANSFER

6.1                                 Restrictions on Issuance.

(a)                                  Except as provided in Section 3.6(e) of this Agreement, the Company shall not issue any shares of capital stock (directly, indirectly or in bankruptcy) including any interest in any such shares or any contractual right that may entitle the holder to acquire any such shares of stock or any interest therein, whether by operation of law or otherwise.

(b)                                 Special Dilution Provision

(i) In the event the Company proposes to issue additional shares of capital stock, the Company shall deliver to each Shareholder a written notice (an “Issuance Notice”) of such proposed Issuance at least forty (40) Business Days prior to the date of the proposed issuance (the “Subscription Period”).  Such Issuance Notice shall set forth all material terms of the proposed issuance in reasonable detail, including: (i) the number and class of shares proposed to be issued, (ii) the materials terms and conditions of the proposed issuance, (iii) the intended use of proceeds, (iv) the identity of any third party purchaser seeking to participate in the subscription and the terms of any agreement, term sheet or discussions with such purchaser, including pricing proposals, and (iv) the subscription price.

(ii) Within ten (10) days upon receipt of the Issuance Notice, TEMPR will notify the Company whether or not it will, at its own discretion and cost, appoint an internationally recognized investment bank selected from the list on Section 2.02(b) of the Disclosure Schedule for the Stock Purchase Agreement to undertake an external and independent equity valuation of the Company (the “Option Notice”). If that is the case, in preparing the equity valuation, the selected investment bank shall consider in the context of a non-public company seeking to raise equity (i) at least the following methods of valuation: discounted cash flows;

comparable transactions; and trading prices of shares of comparable publicly-held companies (applying such methods consistently with the application of such valuation methods and standards in the personal communications networks industry) and (ii) the indebtedness of the Company.  The Company shall cooperate in good faith with the investment bank, and provide all the documentation and information requested to perform the equity valuation.  Upon receipt of the documentation and information necessary to complete the equity valuation, the investment bank shall present a report including its equity valuation within fifteen (15) Business Days of its selection by TEMPR, including, among other things, a fairness opinion as to the proposed subscription price addressed to TEMPR, as of the date of the equity valuation.

(iii)                               Upon the earlier to occur of (a) the receipt of the external equity valuation, or (b) the receipt of the Option Notice whereby TEMPR notifies that it will not request the external equity valuation, the Company shall deliver written notification (the “Valuation Notification”) to each Shareholder of the issuance price, and a copy of the external equity valuation, as applicable, and the proposed date of Issuance, which shall be no less than ten (10) and no more than forty (40) Business Days after the delivery of the Valuation Notification to each Shareholder.  Each Shareholder shall have the option, exercisable at any time during the Subscription Period by delivering written notice to the Company (a “Subscription Acceptance”) to subscribe for up to its Proportionate Share of any such additional Shares (a “Preemptive Right”), at the same price per security and upon same terms as those of the proposed Issuance of such additional Shares.  The “Proportionate Share” of each Shareholder shall be equal to a fraction, the numerator of which is the number of outstanding shares owned by such Party, on a fully diluted basis, and the denominator of which is the aggregate number of Shares outstanding on a fully diluted basis.

(iv)                              In the event the external equity valuation is equal to or higher than 85% of the subscription price set forth in the Issuance Notice or TEMPR does not request an external equity valuation, if TEMPR (i) waives its Preemptive Right attached to its Original Shares prior to the expiration of the Subscription Period by giving prior written notice to the Company, or (ii) fails to deliver its Subscription Acceptance within the Subscription Period, TEMPR shall be obligated to transfer, at no cost, to the Other Shareholders the number of its Original Shares needed for the Original Shares held by the Other Shareholders not to be diluted because of the issuance.

(v)                                 In the event the external equity valuation is equal to or higher than 85% of the subscription price set forth in the Issuance Notice or TEMPR does not request an external equity valuation, if TEMPR elects to partially, but not fully subscribe its Proportional Share as regards its Original Shares, TEMPR shall be obligated to transfer, at no cost, to the Other Shareholders the number of its Original Shares needed for the Original Shares held by the Other Shareholders not to be diluted because of the issuance with respect only to the part of the Proportional Share not subscribed by TEMPR.

(vi)                              The aggregate number of Shares to be transferred by TEMPR to the Other Shareholders pursuant to Section 6.1(b)(iv) or (v), as applicable, (i) shall, under no circumstance, (y) exceed the aggregate number of Original Shares owned by TEMPR immediately prior to the Issuance Notice, (z) be affected by the exercise, if any, by the Other Shareholders of their respective Preemptive Rights pursuant to Section 6.1(b)(i), and (ii) shall be allocated among such Other Shareholders proportionately based upon the relative number of Original Shares owned by such Other Shareholders immediately prior to the Issuance Notice.  For avoidance of doubt, the transfer and dilution mechanisms set forth in Section 6.1(b)(iv) and (v), as applicable, shall only apply in the event (i) TEMPR (y) does not exercise its Preemptive Right or (z) elects to exercise its Preemptive Rights for less than the total number of shares it is entitled to acquire thereunder and (ii) the external equity valuation is not below 85% of the subscription price set forth in the Issuance Notice or there is no external equity valuation.

(vii)                           It is acknowledged and agreed that for so long as TEMPR is a shareholder of the Company, TEMPR may elect, at its sole and absolute discretion and option, to subscribe to any such issuance either by capital contribution, or by converting any FCC Related Debt (valued at principal plus accrued and unpaid interest) that it may hold as of the date of such issuance into shares at the subscription price.

(viii)                        This clause 6.1 (b) shall be applicable for such period of time as TEMPR may exercise its call rights (including any extension agreed by the Parties) under the Stock Purchase Agreement.

6.2                                 Restrictions on Transferability; Rights of Optionees.  Except for the transfers according to Section 6.1.b above (Special Dilution Provision), which will follow the mechanism set forth thereto, the following rules shall apply:

(a) Any Shareholder desiring to transfer its Shares (the “Transferring Shareholder”) may Transfer any of its Shares to any third party if it receives a bona fide offer (the “Proposal”) from a reputable, financially responsible person (the “Purchasing Party”) which is acceptable to it, and not less than thirty (30) days prior to the closing date of the proposed sale, gives written notice thereof (the “Notice of Transfer”) to each of the other Shareholders (individually, an “Optionee” and collectively, the “Optionees”) at the addresses provided by the Company (which shall be provided within one Business Day after request), subject to the provisions of this Section 6.2;

(b)                                 The Notice of Transfer shall state that a Proposal has been received and shall contain all the terms and conditions of the Proposal and a copy of all supporting documents.

(c)                                  (i)                                     The Optionees shall each have the option for a period of thirty (30) days (the “Option Period”) after receipt of the Notice of Transfer to (A) if the Transfer is for all of the Transferring Shareholder’s Shares, commit to purchase all, but not less than all, of the Shares of the Transferring Shareholder on the same terms and conditions as set forth in the Proposal, or (B) if the Transfer is a sale or exchange of less than all of the Transferring Shareholder’s Shares, elect to join in the sale or exchange; in each case by delivering written notice of its election to the Transferring Shareholder within the thirty-day period.

(ii)                                  If the Transfer is for all of the Transferring Shareholder’s Shares, any Optionee that wishes to purchase the Transferring Shareholder’s Shares shall provide the Transferring Shareholder with a written notice specifying the number of the Transferring Shareholder’s Shares (up to such Optionee’s Pro Rata Share) which such Optionee desires to purchase, within fifteen (15) days after receipt of the Notice of Transfer, and may, at the Optionee’s option, indicate the maximum number of the Transferring Shareholder’s Shares such Optionee would purchase in excess of such Optionee’s Pro Rata Share of the Transferring Shareholder’s Shares (the “Excess Amount”).  If any Optionee fails to respond within such period, such failure shall be regarded as a rejection by such Optionee of its right to participate.  If one or more of the Optionees declines to participate in such purchase or elects to purchase less than such Optionee’s Pro Rata Share, then those Shares not being purchased by such Optionee (the “Excess Offered Shares”) shall automatically be deemed to be accepted by Optionees who specified an Excess Amount in their respective notice of acceptance, allocated among such Optionees (with rounding to avoid fractional shares) in proportion to their respective Pro Rata Shares determined based only on those Optionees seeking to purchase Excess Amounts but in no event shall an amount greater than any Optionee’s Excess Amount be allocated to such Optionee.  This procedure shall be employed until the first to occur of the Entire Excess Amount of each Optionee being satisfied or all Excess Offered Shares have been allocated.  All of such allocations must be completed within the Option Period.  Unless the Optionees elect to purchase all of the Transferring Shareholder’s Shares, the Transferring Shareholder shall be entitled to sell all of the Transferring Shareholder’s Shares in the manner specified in Section 6.2(e) below and the Optionees shall have no rights with respect thereto.

(iii)                               If the Transfer is a sale or exchange of less than all of the Transferring Shareholder’s Shares, an Optionee may elect to join in the sale or exchange, and will be entitled to sell or exchange, pursuant to the terms of the Proposal, a number of its Shares determined by multiplying the Applicable Percentage times the number of Shares held by such Optionee.  In such event, the Transferring Shareholder shall use commercially reasonable efforts to obtain the agreement of the Purchasing Party to the participation of such Optionee in the sale or exchange, but if no such agreement is obtained, the Transferring Shareholder shall not transfer any of such Transferring Shareholder’s Shares to the Purchasing Party.  For purposes of this Section 6.2(c)(iii), the Applicable Percentage means a percentage determined by dividing the number of Shares the Transferring Shareholder proposes to transfer by the number of Shares held by the Transferring Shareholder.

(d)                                 If any of the Optionees elect to purchase Shares of the Transferring Shareholder, the closing of the purchase shall take place on the date designated as the closing date of the Proposal, but in no event later than thirty (30) days after the expiration of the Option Period, in the Company offices, or at such other time and place as may be mutually agreed upon in writing by the Transferring Holder and the Optionees; provided, however, that such period shall be extended for such period that the Optionee, if so required by applicable law, is in good faith and diligently pursuing the receipt of all required regulatory approvals for such transfer.  In the event the Optionee is advised that such approvals will not be granted, it shall immediately notify the Transferring Shareholder and the Optionee’s rights hereunder with respect to such proposed Transfer shall terminate.

(e)                                  In the event the Optionees, as a group, (i) fail to exercise the Option in full within the Option Period, or (ii) after electing to purchase the Transferring Shareholder’s Shares, fail to close the purchase hereunder (unless such failure to close is attributable to the action or inaction of the Transferring Shareholder), the Transferring Shareholder shall have the right to Transfer its Shares to the Purchasing Party designated in the Notice of Transfer in accordance with the terms of the Proposal.  However, as a condition to the effectiveness of such Transfer, the Purchasing Party shall thereupon become a party to this Agreement with the same rights and obligations of the Transferring Shareholder and shall confirm such fact by executing a counterpart to this Agreement.

6.3                                 Prohibited Transfers.  Notwithstanding anything to the contrary provided in this Agreement, the Shareholders will not Transfer any of their Shares to any person (other than to another Shareholder) (i) who is engaged or proposes to engage in activities which would be prohibited under Section 9.1(a) hereof, except in the event of a Transfer of Shares of the Company as contemplated by the Sale Agreement, or (ii) if such person’s ownership of Shares would breach the stock ownership limitations imposed upon the Shares by the United States federal communications laws or the rules and regulations promulgated by the FCC thereunder.  In addition, no Shareholder (other than TEMPR) will Transfer any Shares to any direct or indirect competitor of TEMPR in Puerto Rico and TEMPR will not Transfer any of the Shares owned by it to any direct or indirect competitor of ClearComm in Puerto Rico, except in the event of a Transfer of Shares of the Company as contemplated by the Sale Agreement or in the event TEMPR or ClearComm, respectively, hold less than 20% of the capital stock of the Company.

6.4                                 Permitted Transfers.

(a)                                  The Transfer restrictions provided for in this Article VI will not apply to the Transfer by any Shareholder of all, or any part of, or interest in, the Shares of the Company held by it at any time to its respective Affiliates.

(b)                                 No Transfer pursuant to this Section 6.4 shall be effective until such transferee has executed and delivered to the Company an instrument, in the form prescribed by the Company, agreeing to be bound by this Agreement.

6.5                                 Waiver of Rights. The parties hereto hereby expressly agree to unconditionally and irrevocably waive all rights of first refusal, pre-emptive rights, tag-along rights or other similar rights held by such parties in the event of a Transfer of Shares by ClearComm to TEMPR pursuant to the Stock Purchase Agreement, which will be subject solely to the terms and conditions set forth therein.

ARTICLE VII

CONFLICTS WITH CERTIFICATE OF INCORPORATION AND BYLAWS

If any conflict exists between the certificate of incorporation or the bylaws of the Company and the terms of this Agreement, the Shareholders agree that the terms of this Agreement shall control and supersede the applicable provisions of the certificate of incorporation and bylaws of the Company.  On Effective Date, the Shareholders will amend the bylaws to conform with the terms of this Agreement, as set forth in Exhibit D, and will consent the amendments of the certificate of incorporation set forth in Exhibit E that will have been proposed by the board of directors.

ARTICLE VIII

REGISTRATION RIGHTS

Section 8.1                                      Required Registration.

(a)                                  At any time after the Effective Date, any Shareholders  (the “Selling Shareholders”) may request the Company to register under the Securities Act at least the Minimum Number of Shares (the “Registrable Shares”) for sale in the manner specified in such notice.  The Selling Shareholders shall be entitled to select the lead managing underwriter for any request made under this Section 8.1, which underwriter shall be reasonably satisfactory to TEMPR and ClearComm.  Notwithstanding anything to the contrary contained herein, the Company shall not be required to cause a registration statement requested hereunder to become effective prior to one hundred eighty (180) days following the effective date of the most recent registration by the Company of securities under the Securities Act (other than on Form S-4 or S-8 or any successor to such forms); provided, however, that the Company shall use all commercially reasonable efforts to achieve such effectiveness promptly following such one hundred eighty (180) day period if the Selling Shareholders’ request has been made prior to the expiration of such one hundred eighty (180) day period.  The Company shall not be required to effect more than one registration pursuant to this Section 8.1(a).  In the event the Company shall have filed a registration statement upon the request of the Selling Shareholders pursuant to this Section 8.1(a), and a Selling Shareholder subsequently shall have withdrawn such request for registration (other than as a result of the delays contemplated by Section 8.1(b)), such withdrawn registration shall constitute the one demand registration permitted by such Selling Shareholder pursuant to this Section 8.1(a).

(b)                                 The Selling Shareholders shall bear and pay all expenses incurred in connection with the registration, filing or qualification of Registrable Shares pursuant to this Section 8.1, including, without limitation, all registration, filing and qualification fees, printing and accounting fees relating or apportionable thereto, the fees and disbursements of counsel, underwriting discounts and commissions.

Section 8.2                                      Piggyback Registration.

(a)                                  If the Company at any time (other than the initial public offering of Company Shares) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other shareholders or both (except with respect to registration statements on Forms S-4, S-8 or any successor to such forms), each such time it will give written notice to the Selling Shareholders of its intention to do so.  Upon the written request of a Selling Shareholder, received by the Company within twenty (20) days after the giving of any such notice by the Company, the Company will use its commercially reasonable efforts to cause the Shares of such Selling Shareholder as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by such Selling Shareholder of such Shares so registered.  In the event that any registration pursuant to this Section 8.2 shall be, in whole or in part, an underwritten public offering of Shares, the number of Shares of the Selling Shareholders to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein.  Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 8.2 without thereby incurring any liability to such Selling Shareholders.

(b)                                 In the event any Piggyback Shares are included in a registration statement under this Agreement:

(i)                                     To the extent permitted by law, the Company will indemnify and hold harmless the Selling Shareholders and each of their respective officers and directors, any underwriter (as defined in the Securities Act) of the Selling Shareholders and each person, if any, who controls such Selling Shareholders or the underwriter within the meaning of the Securities Act or the Exchange Act (each, for purposes of this Section 8.2, an “Indemnitee”), against any losses, claims, damages or liabilities to which they may become subject under the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arising out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, or the Exchange Act or any state securities law; and the Company will pay to each such Indemnitee, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that this indemnity agreement shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Indemnitee.

(ii)                                  to the extent permitted by law, each Selling Shareholder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Company shareholder selling securities in such registration statement and any controlling person of any such underwriter of such other Company shareholder, against any losses, claims, damages, or liabilities to which any of the foregoing persons may become subject under the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Selling Shareholder expressly for use in connection with such registration; and such Selling Shareholder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified hereunder, in connection with investigation or defending any such loss, claim, damage, liability, or action; provided, however, that this indemnity agreement shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Selling Shareholder, which consent shall not be unreasonably withheld.

(iii)                               Promptly after receipt by an indemnified party of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may otherwise have to any indemnified party.

(iv)                              the obligations of the Company and each Selling Shareholder under this Section 8.2 shall survive the completion of any offering of Shares under this Agreement and termination of this Agreement.

Section 8.3                                      “Market Stand-Off” Agreement.  During the period of duration specified by the Company and an underwriter of Shares (or other securities convertible into Shares) of the Company (which period shall not exceed one hundred eighty (180) days), following the effective date of a registration statement of the Company filed under the Securities Act, no Shareholder shall, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to those who agree to be similarly bound) any Shares (or other securities convertible into Shares) of the Company held by it at any time during such period (except, (i) transfers between or among Shareholders; (ii) the Shares included in such registration; and (iii) transfers to Affiliates of the transferor).

Section 8.4                                      Listing.  In connection with a registration pursuant to Article VIII of this Agreement, the Company will use all commercially reasonable efforts to qualify the Company stock sold pursuant to such registration to trade on a United States national securities exchange or on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) system and to maintain the inclusion of such Shares on a United States national securities exchange or the Nasdaq system for a period of four years after the effective date of a registration statement filed with the SEC pursuant to this Agreement.  The Nasdaq system shall mean the Nasdaq National Market.

ARTICLE IX

OTHER AGREEMENTS

Section 9.1                                      General.  Each of the Shareholders covenants and agrees as follows:

(a)                                  No Shareholder nor any Affiliate thereof shall, during the term of this Agreement and for a period of three years after it ceases to own any Shares, and in the service and/or geographic areas set forth and described in the terms and conditions of the Licenses or in any license or concession that is currently pending or has been requested by the Company, directly or indirectly own, manage, operate, control, finance or participate in the ownership, management, operation, control or financing of any Competing Enterprise; provided, however, that this provision shall not apply to any Shareholder’s ownership or acquisition, solely as an investment, of equity or debt securities that represent no more than three percent (3%) of the outstanding voting securities of a Competing Enterprise that is listed or admitted for trading on a securities exchange or similar system.  To the extent that the covenants provided for in this Section 9.1 may later be deemed by a court to be too broad to be enforced with respect to its duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision.  The provision as modified shall then be enforced.

(b)                                 No Shareholder nor any Affiliate thereof shall, during the term of this Agreement and for a period of three years after it ceases to own any Shares, directly or indirectly, for itself or for any other Person:  (i) attempt to solicit the employment of any employee of the Company, and/or (ii) call on or solicit any of the actual or targeted prospective customers or clients of the Company with regard to the sale of goods or services competitive with the Company, nor any Shareholder make known the names and addresses of such customers or any information relating in any manner to the Company’s relationships with such customers.

(c)                                  No Shareholders nor any Affiliate thereof shall at any time divulge, communicate or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, the contents of this Agreement or any arrangements contemplated hereby or any confidential information pertaining to the Company or its business.  Any confidential information or data now known or hereafter acquired by any Shareholder with respect to the Company and its business shall be deemed a valuable, special and unique asset of the Company that is received by any Shareholder in confidence and as a fiduciary, and such Shareholder shall remain a fiduciary to the Company with respect to all of such information.

Section 9.2                                      Injunction.  It is recognized and hereby acknowledged by the parties hereto that a breach or violation by any Shareholder of any or all of the covenants and agreements contained in this Section 9.1 may cause irreparable harm and damage to the Company in a monetary amount which may be virtually impossible to ascertain.  As a result, each Shareholder recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any breach or violation of any or all of the covenants and agreements contained in this Section 9.1 by the Company and/or its associates, Affiliates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other rights or remedies the Company may possess hereunder, at law or in equity.  Nothing contained in this Section 9.1 shall be construed to prevent the Company from seeking and recovering from a Shareholder damages sustained by it as a result of any breach or violation by such Shareholder of any of the covenants or agreements contained herein.

Section 9.3                                      List of Stockholders.  The Company represents and warrants to the Shareholders that the list of existing shareholders and their respective shareholding set forth on Exhibit A hereto is the full, complete and accurate list of the Company’s shareholders and there are no other shareholders of the Company.

Section 9.4                                      Issuance of shares in connection with the Stock Purchase Agreement. In the event of an issuance of shares pursuant to Section 3.6 (e) in connection with the Stock Purchase Agreement, the parties hereby agree that (x) they will vote in favor of such issuance and waive all their pre-emptive rights and (y) the subscription price will be calculated based on the Equity Valuation performed by the investment bank in accordance with Section 2.02 of the Stock Purchase Agreement.

ARTICLE X

SHARE PROVISIONS

10.1                           Legend.  Each certificate representing the Shares shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable securities Laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN COVENANTS, AS SET FORTH IN

THE AMENDED AND RESTATED SHAREHOLDERS AGREEMENT BETWEEN THE SHAREHOLDERS OF THE COMPANY, DATED AS OF APRIL 20, 2005.  A COPY OF SUCH AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY.

Each Shareholder consents to the Company’s making a notation on its records and giving instructions to any transfer agent of the Shares in order to implement the restrictions on Transfer established in this Section 10.1.

ARTICLE XI

TERMINATION

This Agreement (other than Article IX hereof) shall terminate upon the date of the first to occur of any of the following events:

(a)                                  the (voluntary or involuntary) dissolution or liquidation of the Company;

(b)                                 the expiration of ninety (90) days after a petition in bankruptcy (or similar petition) shall have been filed by or against the Company if not dismissed or discharged within such 90 day period, provided that a voluntary petition for bankruptcy by the Company shall not cause the termination of this Agreement;

(c)                                  the appointment of a receiver for the Company or the making of an assignment by the Company for the benefit of creditors;

(d)                                 the mutual written consent of all persons (or entities) then holding all of the issued and outstanding Shares; and/or

(e)                                  any merger or share exchange involving all of the issued and outstanding Shares effected for a significant business purpose (and not solely or primarily to effect a termination of this Shareholders Agreement), or any sale, transfer, conveyance or disposition of all or substantially all of the assets and properties of the Company.

Nothing contained in this Article XI shall affect or impair any rights or obligations arising prior to the time of termination, or which may arise by an event causing the termination, of this Agreement.  Except with respect to Article IX, this Agreement shall terminate as to any specific Shareholder upon the date such Shareholder ceases to own any Shares (if and only if transferred or disposed of in accordance with this Agreement).

ARTICLE XII

GENERAL PROVISIONS

12.1                           Credit Agreements. Each of the Shareholders agrees that it will not exercise any of its rights under this Agreement if such exercise results, or with the passage of time would result, in a default or an event of default under any executed credit agreement, guarantee, sponsor contribution agreement or any other executed document related to a credit facility that may be granted to the Company, and which is in effect at the time of such exercise.

12.2                           Remedies.  Each Shareholder agrees that it would be impossible or inadequate to measure and calculate the damages to the other parties hereto and to the Company resulting from any breach of the restrictions or obligations imposed by this Agreement.  Accordingly, each Shareholder agrees that if such party breaches any such restrictions or obligations, each other party hereto and the Company will have, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of such arrangement.

12.3                           Governing Law; Submission to Jurisdiction; Venue; Costs and Expenses.  The substantive rights and obligations of the parties arising out of, in connection with or ancillary to this Agreement shall be governed by the substantive laws of the State of Florida, excluding conflict of laws principles.

12.4                           Arbitration.

(a)                                  Any dispute, controversy or claim of any kind or character arising out of, relating to or in connection with this Agreement (whether based in tort, contractual or statutory principles), including any question regarding its existence, validity or termination, or regarding a breach thereof (hereafter, “Dispute”) shall be submitted to a representative of each of the parties involved to attempt to reach an amicable resolution.  A party wishing to initiate consideration of a dispute by such representative shall give written notice to the other parties hereto of the existence of such dispute and of the party’s desire to have such representative consider the dispute.  Such notice shall set forth a brief description of the nature of the dispute to be considered.

(b)                                 If a Dispute is not settled within thirty (30) days after the notice is given to the other parties seeking representative consideration of a Dispute, such Dispute shall be submitted for resolution to the American Arbitration Association in accordance with the International Arbitration Rules of the American Arbitration Association. A party wishing to submit a Dispute to arbitration shall give written notice to such effect to the other parties hereto.  The arbitration shall be resolved by a three-person arbitration panel.

(c)                                  The site of the arbitration shall be Miami, Florida, or such other location as the parties in arbitration may mutually agree in writing, any award shall be deemed to have been made there, and the language to be used in the arbitration proceedings shall be the English language with a simultaneous translation into Spanish.  Any award shall be in writing in the English language and state the reasons and contain reference to the legal grounds upon which it is based.  The award may be made public only with the written consent of all parties to the arbitration; provided, however, that any ruling or award, final or otherwise, may be cited in any subsequent dispute or proceeding to enforce such ruling.

12.5                           English Language.  In the construction and interpretation of the terms and provisions of this Agreement, the English language version of this Agreement shall be the official version of this Agreement and any version of this Agreement that has been translated into another language shall have no force and effect except for purposes of enforcing this Agreement in a court of law that requires that the Agreement be presented in another language; provided, however, that any such translation must be reviewed and accepted by both parties.

12.6                           Entire Agreement.  This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between them or any of them as to such subject matter.

12.7                           Amendment.  This Agreement may be amended only upon the written consent of the Company and the Shareholders owning seventy-five percent (75%) of the Shares.

12.8                           Successors.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors, and permitted transferees, except as may be expressly provided otherwise herein.

12.9                           Binding Effect; Assignment.  This Agreement, including the rights and conditions contained herein in connection with disposition of Shares, shall be binding upon the parties hereto, together with their respective executors, administrators, successors, personal representatives, heirs and assigns permitted under this Agreement.

12.10                     Future Actions.  The Company and the Shareholders shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to effectuate the provisions of this Agreement and the intention of the parties as expressed herein.  The Company and the Shareholders further agree to negotiate in good faith with respect to any amendments of this Agreement which may be required in order to obtain approval of the transactions contemplated herein or in the Stock Purchase Agreement by any Governmental Authority.

12.11                     Invalidity of Provisions.  In the case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by applicable Law.

12.12                     Confidentiality.  Each party hereto agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such party may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such party pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder, or by virtue of its relationship as a shareholder of the Company, unless such information is (a) known, or until such information becomes known, to the public other than due to disclosure thereof by such party, (b) other than as a result of a breach of an obligation of confidentiality to the Company (x) is already in such party’s possession and was not subject to confidentiality under any other agreement between the parties, or (y) becomes available to such party on a non-confidential basis from a source other than the Company; provided, however, that such party may disclose such information (i) on a confidential basis to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company; (ii) on a confidential basis to its Affiliates when obligated to do so; and (iii) as required by applicable Law or a Governmental Authority, in which case such party will promptly notify the Company of such request and cooperate with the Company in its efforts to obtain a protective order or other appropriate remedy to limit the scope of such disclosure.

12.13                     Notice.  Any notice, demand or request required or permitted to be given by the Company or the Shareholders pursuant to the terms of this Agreement shall be in writing, shall be delivered personally, by messenger, recognized overnight or international courier service, or by facsimile at the addresses of the parties set forth on Exhibit F hereto or such other address as a party may request by notifying the other in writing, and shall be deemed delivered upon receipt.

12.14                     No Waiver.  Any party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement.  The rights granted both parties herein are cumulative and shall not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances.

12.15                     Headings.  All Section headings herein and in the table of contents hereto are for convenience of reference only and are not part of this Agreement, and no construction or inference shall be derived there from.

12.16                     Variation in Terms.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the person or persons or entity or entities may require. Each defined term herein may be used in either its singular or plural form whether or not so defined.

12.17                     Exhibits.  The Exhibits are a part of this Agreement as if fully set forth herein.  All references to Sections and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

12.18                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

This SHAREHOLDERS AGREEMENT is hereby executed as of the date first above written.

NEWCOMM WIRELESS SERVICES, INC.

By:
Name:
Title:

TEM PUERTO RICO, INC.

By:
Name: Francisco Martínez-Davis
Title: Director

By:
Name: Juan Ramón Balcells
Title: Director

CLEARCOMM, L.P.

By:	SuperTel Communications Corp., its General Partner

By:
Name:
Title:

SYNDICATED COMMUNICATIONS VENTURE PARTNERS IV, L.P.

By: ,
its General Partner

By:
Name:
Title:

FLEET DEVELOPMENT VENTURES, LLC.

By:
Name:
Title:

OPPORTUNITY CAPITAL PARTNERS IV, L.P.

By: ,
its General Partner

By:
Name:
Title:

POWER EQUITIES, INC.

By:
Name:
Title: